Exhibit 10.17

Waiver and First Amendment to Loan Documents

     THIS WAIVER AND FIRST AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of June 30, 2010, by and between PARKVALE FINANCIAL CORPORATION (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).
BACKGROUND
     A. The Borrower has executed and delivered to the Bank one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).
     B. The Borrower and the Bank desire to amend the Loan Documents, and to waive certain defaults thereunder, as provided for in this Amendment.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:
     1. Certain of the Loan Documents are amended, and certain defaults under the Loan Documents are waived, as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.
     2. The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.
     3. The Borrower hereby confirms that all collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.
     4. As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

     5. To induce the Bank to enter into this Amendment, the Borrower waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations. The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations. The Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.
     6. This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.
     7. This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.
     8. This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated in the Loan Documents is located. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank’s office indicated in the Loan Documents is located, excluding its conflict of laws rules.
     9. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the confession of judgment (if applicable) and waiver of jury trial provisions contained in the Loan Documents.
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     WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

WITNESS / ATTEST:		PARKVALE FINANCIAL CORPORATION
/s/ Deborah M. Cardillo		By:	/s/ Gilbert A. Riazzi
Print Name:	Deborah M. Cardillo		(SEAL)
Title:	Corp. Sec.		Print Name:	Gilbert A. Riazzi
			Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION
		By:	/s/ Mark G. Merrill
(SEAL)
			Print Name:	Mark G. Merrill
			Title:	Vice President/ Managing Director

EXHIBIT A TO
WAIVER AND FIRST AMENDMENT TO LOAN DOCUMENTS
DATED AS OF JUNE 30, 2010
(PARKVALE FINANCIAL CORPORATION)
A.	The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have been previously amended, modified or otherwise supplemented):
1.	Letter Agreement dated December 30, 2008 (the “Letter Agreement”).

2.	Term Note dated December 30, 2008, in the principal amount of $25,000,000, executed and delivered by the Borrower to the Bank.

3.	Pledge Agreement dated December 30, 2008, made and delivered by the Borrower to the Bank.

4.	All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.
B.	Waiver. The Borrower has acknowledged and agreed with the Bank that the Borrower failed to comply with the financial covenants set forth in clauses (1) and (2) of Section B. of Exhibit A to the Letter Agreement for the periods ended June 30, 2009, September 30, 2009, December 31, 2009, and March 31, 2010. The Borrower’s failure to comply with each of the foregoing covenants constitutes an Event of Default under the Loan Documents. The Borrower has requested that the Bank waive the Events of Default. In reliance upon the Borrower’s representations and warranties and subject to the terms and conditions herein set forth, the Bank agrees to grant a waiver of the Borrower’s non-compliance with each of the above-referenced covenants and of the Events of Default that would otherwise result from a violation of such covenants, solely for the above-referenced periods. The Borrower agrees that it will hereafter comply fully with these covenants and all other provisions of the Loan Documents, which remain in full force and effect except as modified by this Amendment. Except as expressly described in this Amendment, this waiver shall not constitute (a) a modification or an alteration of the terms, conditions or covenants of the Loan Documents or (b) a waiver, release or limitation upon the Bank’s exercise of any of its rights and remedies thereunder, which are hereby expressly reserved. This waiver shall not relieve or release the Borrower in any way from any of its respective duties, obligations, covenants or agreements under the Loan Documents or from the consequences of any Event of Default thereunder, except as expressly described above. This waiver shall not obligate the Bank, or be construed to require the Bank, to waive any other Events of Default or defaults, whether now existing or which may occur after the date of this waiver.

C.	The Letter Agreement is hereby amended as follows:
1.	Section B. of Exhibit A, entitled “Financial Covenants”, is hereby amended to read as follows:

B.	FINANCIAL COVENANTS:

(1)	While the Loan is outstanding, the Borrower will maintain, measured quarterly on a rolling four quarter basis, commencing with the quarter ending March 31, 2009, as of the end of each calendar quarter, a Return on Average Assets of at least: (a) 0.20% as of the end of each calendar quarter ending in 2009; (b) 0.25% as of the end of each calendar quarter ending in 2010; (c) 0.30% as of the end of each calendar quarter ending in 2011; (d) 0.40% as of the end of each calendar quarter ending in 2012; and (e) 0.50% as of the end of each calendar quarter ending in 2013.

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(2)	While the Loan is outstanding, the Borrower will not permit, on a consolidated basis measured quarterly, commencing with the quarter ending March 31, 2009, as of the end of each calendar quarter, its Nonperforming Assets to exceed more than, as of the dates indicated below, the percentage indicated of the sum of (a) Total Loans (excluding loans held for sale) plus (b) Other Real Estate Owned:
     (i) 3.00% as of the end of each calendar quarter ending in 2009; (ii) 4.50% as of the end of each calendar quarter ending in 2010; (iii) 3.75% as of the end of each calendar quarter ending in 2011; (iv) 2.75% as of the end of each calendar quarter ending in 2012; and (v) 2.50% as of the end of each calendar quarter ending in 2013.
(3)	While the Loan is outstanding, each Financial Institution Subsidiary will maintain a Total Risk Based Capital Ratio, measured quarterly, commencing with the quarter ending March 31, 2009, as of the end of each calendar quarter, of at least: (a) 10.25% as of the end of each calendar quarter ending in 2009; (b) 10.50% a as of the end of each calendar quarter ending in 2010; and (c) 10.75% as of the end of each calendar quarter thereafter.

(4)	While the Loan is outstanding, the Borrower will not permit, on a consolidated basis measured quarterly, as of the end of each calendar quarter commencing with the quarter ending June 30, 2010, its ratio of (a) Nonperforming Assets to (b) the sum of (i) Tangible Equity plus (ii) Loan Loss Reserves plus (iii) Net Unrealized Gains (Losses) on Held-to-Maturity Securities to exceed (A) 70% as of the end of each calendar quarter ending in 2010; (B) 50% as of the end of each calendar quarter ending in 2011; and (C) 35% as of the end of each calendar quarter thereafter.

(5)	As of August 15, 2010, or any earlier date on which the Office of Thrift Supervision approves a dividend from the Financial Institution Subsidiary to the Borrower in an amount sufficient to satisfy this requirement, and at all times thereafter while the Loan is outstanding, the Borrower will maintain at all times minimum Holding Company Liquidity of $3,500,000. In addition, at such time as the dividend is approved and received, the Borrower shall immediately provide the Bank with a written certification from the Borrower’s chief financial officer or treasurer that such dividend has been approved and received, and evidencing Borrower’s compliance with the foregoing covenant.

(6)	While the Loan is outstanding, the Borrower will maintain a Fixed Charge Coverage Ratio of at least 1 to 1, measured on a quarterly basis.
     As used herein:
     “Eligible Investment Securities” means (a) U.S. denominated fixed-rate, non-amortizing, non-mortgage backed, senior debt securities of fixed maturity, issued directly by any of the Federal Home Loan Banks, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, or the Federal Farm Credit Bank, (b) U.S. denominated fixed or floating rate, fully modified pass-through certificates in book-entry form, for which the full and timely payment of principal and interest are guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, or the Federal Home Loan Mortgage Corporation, (c) Negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity at issuance of either (i) not more than one year (bills), (ii) more than one year but not more than ten years (notes), or (iii) more than ten years (bonds), or (d) U.S. denominated fixed-rate municipal bonds or notes rated at least A and with a minimum par value of $250,000 per CUSIP.
     “Financial Institution Subsidiary” means Parkvale Savings Bank and each other subsidiary of the Borrower, whether existing or hereafter formed or acquired, that is a regulated financial institution.
     “Fixed Charge Coverage Ratio” means the sum of (i) Borrower’s unconsolidated net income before equity in the undistributed earnings of each Financial Institution Subsidiary plus Borrower’s interest expense,

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divided by (ii) the sum of TARP dividends paid during the quarter plus common dividends paid during the quarter plus scheduled principal and interest payments to PNC with respect to the Loan.
     “Holding Company Liquidity” means the sum of Borrower’s cash on hand plus the fair market value of Borrower’s Eligible Investment Securities.
     “Loan Loss Reserves” means the Allowance for Loan Losses as reported in the Borrower’s SEC filings.
     “Net Unrealized Gains (Losses) on Held-to-Maturity Securities” means the net difference between the amortized cost of all investment securities classified as “Held-to-Maturity” and the fair value of all securities classified as “Held-to-Maturity”, as reported in the Borrower’s SEC filings.
     “Nonperforming Assets” means the sum of (a) Nonperforming Loans plus (b) Other Real Estate Owned, as determined in accordance with, and as set forth on, the Financial Institution Subsidiary’s Form 041, Schedule RCN.
     “Nonperforming Loans” means the sum of (a) nonaccrual loans and lease financing receivables plus (b) loans and lease financing receivables that are contractually past due 90 days or more as to interest or principal and are still accruing interest plus (c) loans for which the terms have been modified due to a deterioration in the financial position of the borrower, including those performing within modified terms, all as determined in accordance with, and as set forth on, the Financial Institution Subsidiary’s Form 041, including, without limitation, those set forth on Schedules RC-N and RC-C.
     “Other Real Estate Owned” means the sum of (a) real estate acquired in satisfaction of debts previously contracted plus (b) other real estate owned, as determined in accordance with, and as set forth on, on Schedule RCN, line 3 of the Financial Institution Subsidiary’s Form 041.
     “Return on Average Assets” means, on a consolidated basis, a Return on Average Assets for the current and the prior three fiscal quarters, as determined by taking the sum of the Return on Average Assets as reported in the Borrower’s SEC filings, excluding the effect of any impairment of intangible assets (including goodwill), divided by four (4).
     “Tangible Equity” means the consolidated stockholder’s equity as reported in the Borrower’s SEC filings less all items properly classified as intangibles.
     “Total Loans” means, for the Borrower on a consolidated basis, the line term “Loans net of unearned income” set forth in the Borrower’s Financial Statements delivered pursuant to Section A (Financial Reporting Covenants) of Exhibit A to this Letter Agreement.
     “Total Risk Based Capital Ratio” means Total Risk Based Capital Ratio as defined by the then current Office of Thrift Supervision or Federal Deposit Insurance Corporation guidelines.
     All of the above financial covenants shall be computed and determined in accordance with GAAP applied on a consistent basis (subject to normal year-end adjustments).”
D.	Conditions to Effectiveness of Amendment: The Bank’s willingness to agree to the amendments and waivers set forth in this Amendment is subject to the execution by all parties and delivery to the Bank of this Amendment, in form and substance satisfactory to the Bank.

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